PROSPECTUS

STEP OUT, INC.

2,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated December 9, 2011

This prospectus relates to our offering of 2,000,000 new shares of our common stock at an offering price of $0.01 per share. The minimum investment amount for a single investor is $400 for 40,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 2,000,000 shares ($20,000). Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.01	None	$0.01
Total (maximum offering)	$20,000	None	$20,000
Total (if 50% of the shares offered are sold)	$10,000	None	$10,000
Total (if 10% of the shares offered are sold)	$2,000	None	$2,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.01 per share.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: December 9, 2011

Page
Summary	3
Risk Factors	5

Forward-Looking Statements	9
Use of Proceeds	9
Determination of Offering Price	11
Dilution	11
Plan of Distribution	11
Description of Securities	14
Interest of Named Experts and Counsel	17
Description of Business	17
Description of Property	19
Legal Proceedings	19
Market for Common Equity and Related Stockholder Matters	19
Financial Statements	21
Management Discussion and Analysis of Financial Condition and Results of Operations	22
Changes in and Disagreements with Accountants	24
Directors and Executive Officers	24
Executive Compensation	25
Security Ownership of Certain Beneficial Owners and Management	27
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	27
Certain Relationships and Related Transactions	28
Available Information	28
Dealer Prospectus Delivery Obligation	28

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Summary

Step Out, Inc.

The Company

We were incorporated as Step Out, Inc. on May 2, 2011 in the State of Nevada for the purpose of developing a chain of flotation tank therapy spas, beginning with the Northern Nevada market. We have procured our initial equipment and seeking funding for the purpose of testing and developing our service and opening our first location in the Reno, Nevada area.  We are a development stage company and have not generated any revenues to date.

As of August 31, 2011, we had $15,032 in current assets and current liabilities in the amount of $7,877. Accordingly, we had working capital of $7,155 as of August 31, 2011. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations by the end of our fiscal year beginning September 1, 2011, we will be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

We are offering for sale to investors a maximum of 2,000,000 shares of our common stock at an offering price of $0.01 per share (the “Offering”). Our business plan is to use the proceeds of this offering for certain supplies and other expenses necessary for the initial testing and development of planned flotation tank therapy service, and for certain start-up costs involved in opening our first planned location. The minimum investment amount for a single investor is $400 for 40,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 2,000,000 shares ($20,000). We are not a ‘blank check’ company and have no plans to engage in a merger or acquisition with any other company or other entity. We do not intend for our company to be used as a vehicle for a private company to become a reporting company. In addition, our officers, directors, and affiliates have no such intention.

We are offering our shares publicly and paying the expenses of the offering because we seek to become a reporting company with the Commission under the Securities Exchange Act of 1934 and to enable the potential future development of a market for our common stock. In addition, we believe that the financial transparency and potential future liquidity which may be afforded to holders of our common stock will make an investment in our common stock more attractive to investors in this Offering and to future investors.  We believe that this will, in turn, better enable to us to raise additional capital to implement and grow our business plan.  In addition to the costs of this Offering, we expect to incur additional legal and accounting costs in the approximate amount of $ 10,000 per year as a result of becoming a publicly reporting company.  In the event that substantially less than the Maximum Offering is sold, or in the event that we otherwise experience a cash shortfall, the necessity to pay these additional legal and accounting costs may leave us with insufficient funds to fully execute our business plans as described in the Prospectus.  Further, as of the date of this Prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. Although we intend to apply for quotation of our common stock on the over-the-counter bulletin board in the future, there can be no assurance that our stock will be accepted for quotation or that, if quoted, will develop an orderly trading market. Finally, our common stock, if quoted on the OTC Bulletin Board, will likely be a “Penny Stock.”  Broker disclosure requirements related to Penny Stocks may have the effect of reducing the trading activity in the secondary market for stock.  Despite these potential drawbacks to becoming a public company, however, we feel that our investors will benefit on the whole as a result of our public status.

Our address is 1976 Glacier Meadow Dr., Reno, NV 89521. Our phone number is (775) 200-5814.  Our fiscal year end is August 31.

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The Offering

Securities Being Offered	Up to 2,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.01 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	2,000,000

Securities Issued and to be Issued	10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Sterling Hamilton, owns 100% of the common shares of our company and therefore has substantial control. Upon the completion of this offering, our officer and director will own an aggregate of approximately 83.33% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	12,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $20,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended August 31, 2011 (audited)
Cash	$10,032
Total Assets	15,032
Liabilities	7,877
Total Stockholder’s Equity	7,155
Statement of Operations	May 2, 2011 (date of inception) to August 31, 2011 (audited)
Revenue	$0
Net Profit (Loss) for Reporting Period	$($7,845)

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Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the acquisition of certain supplies, expenses related to the development and testing of our planned service, expenses related to the opening of our first planned location, and other start-up costs. Our cash requirements over the current fiscal year are expected to be approximately $20,000.  As of August 31, 2011, we had cash on hand in the amount of $10,032 and working capital in the amount of $7,155.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.  In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations by the end of our fiscal year beginning September 1, 2011, we will be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained sales growth.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we have no experience conducting and marketing our planned service on a commercial basis, we may find it difficult to generate significant revenue and we face a high risk of business failure.

Our management has no commercial experience marketing our planned services or operating our planned flotation tank therapy spas. We commenced operations in May of 2011, have only recently procured our first flotation tank, and have not yet begun to offer our planned services to the public. Because of our very limited experience in marketing our services and operating our planned flotation therapy spas, we can provide no assurance that we will be able to generate significant sales or net profits.  We have not earned any revenues as of the date of this prospectus, and we face a high risk of business failure.

Because flotation tank therapy is an emerging treatment which has not been not widely marketed to the public or conducted on a significant commercial scale in the United States, we face an enhanced risk that we will be unable to generate substantial revenues.

 Flotation tank isolation therapy is a relatively new and emerging form of spa therapy in the United States. To date, flotation tank therapy in the U.S. has been conducted almost exclusively by small, informal operations with only a single location. Flotation tank treatments have not yet been widely adopted by the public and few, if any, businesses have offered the service on a significant commercial scale in the U.S. We face a significant risk that our planned flotation tank spa services will not be adopted by a sufficiently large segment of the public in our initial target market and that, as a result, we will be unable to generate substantial revenues from our planned operations.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Hamilton, lacks any prior experience as a company chief executive.  In addition, Mr. Hamilton has no experience managing a publicly reporting company.  Accordingly, Mr. Hamilton will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

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Because we do not have a corps of experienced personnel, our ability to expand our operations and to grow revenues over time may be limited.

We have no full time employees and will need to recruit and train 1-2 individuals to assist with the operation of our first planned spa location on an hourly basis. Expansion beyond our planned initial location will require the retention and training of an increasingly larger staff. Because we lack a roster of experienced full time personnel, our ability to expand, handle a larger volume of business, and thereby increase our revenue base over time may be hindered.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of August 31, 2011, we had cash in the amount of $10,032. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

Because our president only provides his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Hamilton, our founder and sole officer and director, currently devotes 10 to 20 hours per week to our business affairs.  If the demands of our business require the full business time of Mr. Hamilton, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

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Risks Related To Legal Uncertainty

If we are the subject of future personal injury or related liability suits, our business will likely fail.

Use of our planned flotation tank therapy equipment and facilities may pose some potential risk of accident or injury to our customers for slip-and-fall entering or exiting the flotation tank, accidental ingestion of salt water while in the tank, or claimed emotional damages arising from the sometimes intense experience of near-total sensory isolation.  We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Because we plan to offer a relatively new and emerging form of spa therapy, we face a risk that new and inherently unpredictable state or local regulations could adversely affect our business.

Flotation tank therapy is not currently widely practiced in the U.S., and there are therefore no specific state or local licensing requirements and no regulations specifically applicable to our planned spa services. Because isolation tank therapy is not addressed by current state and local regulations, we face a risk that new regulations or licensing requirements regarding flotation tank therapy could be promulgated. The content of new regulations would be inherently unpredictable and may increase our costs of operation or otherwise adversely affect our business.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

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Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.01 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

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If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 2,000,000 shares of common stock offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$20,000	100.0%
Commission[1]	$0	0.0%
Net Proceeds	$20,000	100.0%
USE OF NET PROCEEDS
Materials and equipment[2]	$1,500	7.50%
Marketing expense[3]	$500	2.50%
Labor[4]	$4,000	20.00%
Retail location rental[5]	6,000	30.00%
Legal and accounting[6]	$8,000	40.00%
TOTAL APPLICATION OF NET PROCEEDS	$20,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and equipment: We intend to use between approximately $1,500 of the net proceeds of this Offering to purchase certain materials and supplies, including Epsom salt for use in our first floatation tank, office supplies and equipment, and other supplies.

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3 Advertising and marketing:  We intend to use approximately $500 of the net proceeds of this Offering for expenses related to marketing our services on the internet. Our on-line marketing platform will be developed in house at minimal cost, but we intend to use some proceeds from this offering for web-hosting and consultation with a graphic designer.

4 Labor:  We intend to use a portion of the proceeds of this Offering to compensate hourly employees to assist in the operation of our first spa location, which we currently plan to open in the last quarter of our first full fiscal year. This figure represents anticipated hourly wages for one employee for approximately two months.

5 Retail location rental: We intend to use a portion of the proceeds from this Offering to pay rental expenses for our first spa location in the Reno, Nevada area, which we currently plan to open in the last quarter of our first full fiscal year. This figure represents deposits and approximately two month’s rent.

6 Legal and accounting:  A portion of the proceeds will be used to pay legal, accounting, and related compliance costs. This figure reflects the intended use of offering proceeds for legal and accounting expenses, and not our total annual budget for these items, which is $10,000 for the fiscal year begun on September 1, 2011. That portion of our legal and accounting budget not met through use of proceeds raised in this Offering will be paid from cash on hand and/or advances from our officer and director as needed.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering[1]	Percent	Amount Assuming 50% of Offering[2]	Percent	Amount Assuming 25% of Offering[3]	Percent
GROSS OFFERING	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%
USE OF NET PROCEEDS
Materials and equipment	$1,500	10.00%	$1,500	15.00%	$0	0%
Advertising and marketing	$500	3.33%	$500	5.00%	$0	0%
Labor	$2,000	13.34%	$0	0%	$0	0%
Retail location rental	$3,000	20.00%	$0	0%	$0	0%
Legal and accounting	$8,000	53.33%	$8,000	80.00%	$5,000	100.00%
TOTAL APPLICATION OF NET PROCEEDS	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%

1 In the event that only 75% of the maximum offering is received, we intend to reduce the amount of the proceeds allocated to labor and rental expenses, with the above figures for these items representing approximately one month’s worth of expense for these items at our planned initial spa location, which we currently plan to open in the last quarter of our first full fiscal year.

2 In the event that only 50% of the maximum offering is received, will be forced to delay the opening of our initial spa location, which is currently planned for the last quarter of our first full fiscal year.

3 In the event that only 25% of the maximum offering is received, our business plan will be substantially impaired and the proceeds of this offering will be devoted only to maintaining basic regulatory compliance through legal and accounting expenses.

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Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2011 was $7,155 or $0.000715 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2011.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 2,000,000 shares of common stock for $20,000, net tangible book value will be approximately $0.002263 per share.  This will represent an immediate increase of approximately $0.001548 per share to existing stockholders and an immediate and substantial dilution of approximately $0.007737 per share, or approximately 77%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of August 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.01 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	10,000,000	83.33%	$15,000
New Investors	2,000,000	16.67%	$20,000
Total	12,000,000	100.00%	$35,000

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

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Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.01 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

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We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $400 for 40,000 shares. All checks for subscriptions must be made payable to "Step Out, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of August 31, 2011, there were 10,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Puoy K. Premsrirut, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.  Ms. Premsrirut’s address is 520. S. Fourth Street, Second Floor, Las Vegas, NV  89101.

Silberstein Ungar, PLLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements.  The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 1976 Glacier Meadow Dr. Reno, NV 89521. Our sole officer and director provides office services at this location free of charge.

Company Overview

We were incorporated as Step Out, Inc. on May 2, 2011 in the State of Nevada for the purpose of for the purpose of developing a chain of flotation tank therapy spas, beginning with the Northern Nevada market. Our business is operated through our wholly-owned operating subsidiary, SOI Nevada, LLC. We have procured our initial floatation tank equipment and are seeking funding for the purpose of testing and developing our service and opening our first location in the Reno, Nevada area.  We are a development stage company and have not generated any revenues to date.  Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

Through this offering, we are seeking funding for the purpose of acquiring certain supplies and equipment needed for the operation of our floatation tank, marketing expenses, accounting and legal expenses, and rental and labor expense for the opening and initial operation of our first planned spa location, which we currently plan to open in the last quarter of our first full fiscal year.

  Flotation Therapy

A floatation tank is a light-less, soundproof tank inside which subjects float in salt water at skin temperature. They were first used by John C. Lilly in 1954 in order to test the effects of sensory deprivation. Such tanks are now also used for meditation and relaxation and in alternative medicine. Flotation tanks were originally called sensory deprivation tanks. Other synonyms for flotation tank include isolation tank, floating tank, floater tank, flotation tank, REST tank, flotation baths, think tank, John C. Lilly tank and sensory attenuation tank. Flotation tanks utilize several hundred pounds of Epsom salts, which to raise the specific gravity and allow easy flotation by making the body buoyant. This eliminates the sensation of gravity and complements the elimination of light and sound sensory inputs. In addition, the salt prevents the “pruning” (temporary skin wrinkling), usually seen when staying in pure water too long. Users may also experience the conventional physical benefits of Epsom salt baths, which can include the easing of sore muscles and smoother skin.

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A therapeutic session in a flotation tank typically lasts an hour. For the first forty minutes, it is reportedly possible to experience itching in various parts of the body (a phenomenon also reported to be common during the early stages of meditation). The last twenty minutes often end with a transition from beta or alpha brainwaves to theta, which typically occurs briefly before sleep and again at waking. In a float tank, the theta state can last for several minutes without the subject losing consciousness. Many use the extended theta state as a tool for enhanced creativity and problem-solving or for “super learning”. The more often the tank is used the longer the theta period becomes.

Participants in flotation tank therapy may experience intensive relaxation, enhanced concentration, and a state of mental rest equivalent to a much longer period time spent sleeping. Flotation therapy offers the user a way to escape the distractions that are inherent in the diverse and high traffic environment of modern living. A flotation session allows the user to time to reset mentally, relax, and “step out” of the stresses of daily life.

Planned Services and Pricing

Based on the current practices of other flotation tank operators, we plan to offer users flotation tank sessions of up to 90 minutes each for a price of $45 per session. We expect beginners to use the tank for between 15 and 45 minutes, while more experienced users will opt for the longer session. Because the point of the experience is total mental relaxation, we do not intend to firmly restrict the time allowed or levy charges per minute.

Competition

At this time, there do not appear to be any large competitors offering flotation tank therapy. The typical operator is a small, single-location facility or an informal service offered on a part-time basis. To our knowledge, there are no commercial flotation tank spas currently operating in our planned initial market in the Reno area.

We hope to establish a specific market niche by introducing this unique spa treatment to the Northern Nevada area and gradually building a base of repeat customers and positive word-of-mouth to compliment a planned on-line marketing platform. If we are successful in our planned initial location in Reno, Nevada, we may expand to additional locations in Northern Nevada and/or Northern California. There is no guarantee, however, that our efforts will be successful and that we will be able to generate significant or sustained revenues.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

Our operations are conducted through a single, wholly-owned operating subsidiary, SOI Nevada, LLC, a Nevada limited liability company.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

We currently have no other employees other than our sole officer and director, Sterling Hamilton. Mr. Hamilton is our President, CEO, CFO, and sole member of the Board of Directors.

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Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 1976 Glacier Meadow Dr., Reno, NV 89521.  Our sole officer and director provides office services without charge. There is no obligation for him to continue this arrangement.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Sterling Hamilton, 1976 Glacier Meadow Dr., Reno, NV 89521.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

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Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a shell company and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated Balance Sheet as of August 31, 2011;
F-3	Consolidated Statement of Operations from May 2, 2011 (date of inception) to August 31, 2011;
F-4	Consolidated Statement of Stockholder's Equity as of August 31, 2011
F-5	Consolidated Statement of Cash Flows from May 2, 2011 (date of inception) to August 31, 2011;
F-6	Notes to Financial Statements;

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Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Step Out, Inc.

Reno, Nevada

We have audited the accompanying consolidated balance sheet of Step Out, Inc. as of August 31, 2011, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the period from May 2, 2011 (inception) through August 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Step Out, Inc. as of August 31, 2011 and the results of its operations and its cash flows for the period from May 2, 2011 (inception) through August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 5. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

October 14, 2011

F-1

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

As of August 31, 2011

ASSETS

Current Assets
Cash and cash equivalents	$10,032
Deposit	5,000
Total Current Assets	15,032

TOTAL ASSETS	$15,032

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Current liabilities
Accrued expenses	$7,777
Loan from shareholder	100
Total Liabilities	7,877

Stockholder’s Equity
Preferred stock, par $.001, 10,000,000 authorized, 0 shares issued and outstanding	0
Common stock, par $.001, 90,000,000 common shares authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid in capital	5,000
Deficit accumulated during the development stage	(7,845)
Total Stockholder’s Equity	7,155

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$15,032

The accompanying notes are an integral part of these financial statements.

F-2

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from May 2, 2011 (Date of Inception) through August 31, 2011

REVENUES	$0

OPERATING EXPENSES:
Professional fees	7,777
Bank charges	68
TOTAL OPERATING EXPENSES	7,845

LOSS FROM OPERATIONS BEFORE PROVISION FOR FEDERAL INCOME TAX	(7,845)

PROVISION FOR FEDERAL INCOME TAX	—

NET LOSS	$(7,845)

INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	10,000,000

The accompanying notes are an integral part of these financial statements.

F-3

 STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

Period from May 2, 2011 (Date of Inception) through August 31, 2011

	Common stock		Additional paid-in	Deficit accumulated during the development	Total Stockholder’s
	Shares	Amount	capital	stage	Equity
Balance at inception, May 2, 2011	—	$—	$—	$—	$—

Common shares issued in exchange for membership interest	10,000,000	10,000	5,000	—	15,000

Net loss for the period	—	—	—	(7,845)	(7,845)

Balance, August 31, 2011	10,000,000	$10,000	$5,000	$(7,845)	$7,155

The accompanying notes are an integral part of these financial statements.

F-4

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from May 2, 2011 (Date of Inception) through August 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(7,845)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in assets and liabilities:
Deposits	(5,000)
Accrued expenses	7,777
Cash flows used in operating activities	(5,068)

CASH FLOWS FROM FINANCING ACTIVITIES
Net assets acquired	15,000
Loan from shareholder	100
Cash flows provided by financing activities	15,100

Net increase in cash and cash equivalents	10,032
Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of period	$10,032

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0
Income taxes paid	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Common shares issued in exchange for membership interest	$15,000

The accompanying notes are an integral part of these financial statements.

F-5

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Step Out, Inc. (“Step Out” or the “Company”) was incorporated in Nevada on May 2, 2011. Step Out is a Development stage company and has not yet realized any revenues from its planned operations. Step Out is currently in the business of opening spas featuring salt water isolation/flotation tanks.

On July 18, 2011, Step Out issued 10,000,000 common shares to acquire a 100% membership interest in SOI Nevada, LLC, a Nevada limited liability corporation from the sole shareholder of Step Out, Inc. The membership interest was acquired at book value from the shareholder. SOI Nevada, LLC became a wholly-owned subsidiary of Step Out, Inc.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly- owned subsidiary, SOI Nevada, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted an August 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of August 31, 2011.

F-6

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At August 31, 2011, the Company had $10,032 of unrestricted cash to be used for future business operations.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, a deposit, accrued professional fees, and an amount due to a related party. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined.   There has been no stock-based compensation issued to non-employees.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of August 31, 2011, there have been no interest or penalties incurred on income taxes.

F-7

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Recent Accounting Pronouncements

Step Out does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

NOTE 2 – INCOME TAXES

The provision for Federal income tax consists of the following:

August 31,
2011
Federal income tax benefit attributable to:
Current operations	$2,667
Less: valuation allowance	(2,667)
Net provision for Federal income tax	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

August 31,
2011
Deferred tax asset attributable to:
Net operating loss carryover	$2,667
Less: valuation allowance	(2,667)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

F-8

STEP OUT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2011

NOTE 3 – RELATED PARTY TRANSACTION

During the period ended August 31, 2011 the director made advances to the Company totaling $100. These advances are unsecured, non-interest bearing, and have no specified terms of repayment.

NOTE 4 – COMMON STOCK

The Company has 10,000,000 preferred shares authorized at a par value of $0.001 per share.

The Company has 90,000,000,000 common shares authorized at a par value of $0.001 per share.

On July 18, 2011, Step Out issued 10,000,000 common shares to acquire 100% of the membership interests of SOI Nevada, LLC, a Nevada limited liability corporation, from the sole shareholder of Step Out, Inc. The transaction was recorded at $15,000, the book value of the membership interests.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses from inception to date of $7,845 as of August 31, 2011. Management continues to seek funding from its shareholders and other qualified investors.

NOTE 6 – COMMITMENTS

Step Out neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

Management has analyzed its operations through the date on which the financial statements were issued, October 14, 2011, and has determined it does not have any material subsequent events to disclose.

F-9

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Planned Operations and Budget for Fiscal Year Beginning September 1, 2011

Our initial floatation tank has been procured and built to our order, and we took delivery of the tank on November 17, 2011. During the remainder of the first nine months of our fiscal year beginning September 1, 2011, we intend to schedule flotation tank sessions one or two days per week in temporary space to be provided by our sole officer free of charge. During this initial phase of operations, we will get vital customer feed-back that we will use to refine and improve the service and user experience to be offered once we commence full time operations. In addition, we will use our initial phase of operation to prepare and launch our on-line marketing platform and to build-up a client base through referrals and word of mouth. Once repeat customers are cultivated and the service has been sufficiently tested, we plan to expand to a full-time schedule. We currently intend to open our initial full time retail location in the Reno, Nevada area in the summer of 2012.

The operating budget for our first full fiscal year consists of planned expenditures for acquiring certain supplies and equipment needed for the operation of our floatation tank, marketing expenses, accounting and legal expenses, and rental and labor expense for the opening and initial operation of our first planned spa location.   Management’s estimate of our planned expenditures by category and by fiscal quarter for our first full fiscal year is set forth below:

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Materials and Equipment	$0	$500	$500	$500	$1,500
Marketing	$0	$0	$300	$200	$500
Labor	0	0	$500	$3,500	$4,000
Retail location rental	$0	$0	$0	$6,000	$6,000
Legal and accounting	$2,500	$2,500	$2,500	$2,500	$10,000
Quarterly Total	$2,500	$3,000	$3,800	$12,700
Grand Total for fiscal year	$2,500	$5,500	$9,300	$22,000

As of August 31, 2011, we had $10,032 in cash and $7,155 in working capital.  Our ability to fund the budget set forth above will therefore depend upon on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash, exclusive of any sales revenue, to fund our budget until the end of our fiscal year beginning September 1, 2011.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.   Our ability to fund our planned budget beyond our current fiscal year will be contingent upon us realizing sales revenue sufficient to fund our ongoing operating expenses, and/or upon obtaining additional financing.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

22

Results of Operations for the Period from May 2, 2011 (Date of Inception) until August 31, 2011

We generated no revenue and incurred $7,845 in expenses for the period from inception on May 2, 011 until august 31, 2011.  Our expenses consisted primarily of professional expenses.  We therefore recorded a net loss of $7,845 for the period from inception on May 2, 2011 until August 31, 2011. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above. We have acquired our initial flotation tank at a cost of $10,000. This was a one-time cost and we do not expect to purchase an additional tank during our first full fiscal year. Our budget for materials and equipment, shown above, includes among other things the cost of the Epsom salts to be used in the operation of the tank.

Liquidity and Capital Resources

As of August, we had total current assets of $15,032 and cash of $10,032. We had current liabilities of $7,877 as of August 31, 2011.  Accordingly, we had working capital of $7,155 as of August 31, 2011.

Operating activities used $5,068 in cash and generated no cash for the period from May 2, 2011 (Date of Inception) until August 31, 2011. Financing Activities during the period from May 2, 2011 (Date of Inception) until August 31, 2011, generated $15,100 in cash.

As outlined above, we expect to spend approximately $22,000 toward the initial implementation of our business plan over the course of our first full fiscal year.  As of August 31, 2011, we had $10,032 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan until the end of our fiscal year beginning September 1, 2011.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.   Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares. Our ability to operate beyond our current fiscal year is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of August 31, 2011, there were no off balance sheet arrangements.

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Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officer and director and his age as of the date of this Prospectus is as follows:

Name	Age	Position(s) and Office(s) Held
Sterling Hamilton	25	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Sterling Hamilton.   Mr. Hamilton was appointed as our President, CEO, CFO, and sole Director concurrently with his founding of the company on May 2, 2011.  In addition to his duties at the company, Mr. Hamilton currently works as a Front End Engineer at the privately held internet company DealerTrend, Inc., a position he has held since April of 2010.  From September of 2009 to April of 2010, Mr. Hamilton served as Lead Web Developer for Vitamin Research Products.  From May of 2008 through July of 2009, Mr. Hamilton worked as a web developer at Exyst, Inc.  From December of 2006 through May of 2008, he worked as a software engineer at Mark Systems. Mr. Hamilton has completed approximately two years of undergraduate studies focusing on computer science at the University of Nevada, Reno.  There are no other items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

24

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sterling Hamilton, President, CEO, CFO, and director	2011	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

25

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Sterling Hamilton	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sterling Hamilton	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

26

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Sterling Hamilton 1976 Glacier Meadow Dr. Reno, NV 89521	10,000,000	100%
Common	Total all executive officers and directors	10,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

27

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.            On July 18, 2011, our founder, president, CEO, CFO, and sole director, Sterling Hamilton, contributed our initial equity capital by purchasing membership interests in SOI Nevada, LLC for the price of $15,000. On the same date, Mr. Hamilton then contributed 100% ownership of SOI Nevada, LLC in exchange for 10,000,000 shares of our common stock. Mr. Hamilton is currently our sole shareholder and SOI Nevada, LLC functions as our wholly-owned operating subsidiary.

2. Mr. Hamilton has advanced us the sum of $100 in connection with the opening of corporate bank accounts. This advance has no specified terms of repayment and does not bear interest.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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